Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

iSpecimen Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.0001 per share	(1)	457(o)		$	$1,000,000.00	0.0001381	$138.10
Fees to be Paid	Equity	Pre-Funded Warrants to purchase shares of Common Stock	(2)	Other				0.0001381	0.00
Fees to be Paid	Equity	Common Stock issuable upon exercise of the Pre-Funded Warrants	(3)	457(o)			0.00	0.0001381	0.00
Fees Previously Paid	Equity	Common Stock, Pre-Funded Warrants and Common Stock Underlying Pre-Funded Warrants		457(o)		$	$4,000,000.00		$552.40

Total Offering Amounts:							$5,000,000.00		690.50
Total Fees Previously Paid:									552.40
Total Fee Offsets:									0.00
Net Fee Due:									$138.10

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Offering Note(s)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered hereunder such indeterminate number of additional shares of Common Stock as may become issuable as a result of any stock split, stock dividend, recapitalization or other similar transaction.

Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act. The proposed maximum aggregate offering price of the shares of Common Stock proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the aggregate offering price of any Pre-Funded Warrants sold in the offering, and the proposed maximum aggregate offering price of the Pre-Funded Warrants proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the aggregate offering price of any shares of Common Stock sold in the offering. Accordingly, the proposed maximum aggregate offering price of the Common Stock and the Pre-Funded Warrants (including the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants), if any, is $5,000,000.

The Registrant previously paid a registration fee of $552.40 in connection with the initial filing of this Registration Statement on June 24, 2026, based on a proposed maximum aggregate offering price of $4,000,000. This Amendment No. 2 increases the proposed maximum aggregate offering price to $5,000,000; accordingly, an additional registration fee of $138.10 is being paid herewith.

(2)	No separate registration fee is required with respect to the Pre-Funded Warrants pursuant to Rule 457(g) under the Securities Act.
(3)	Represents the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants. Because the aggregate offering price of the Pre-Funded Warrants and the shares of Common Stock issuable upon exercise thereof is included in the proposed maximum aggregate offering price of the Common Stock set forth above, no separate registration fee is required pursuant to Rule 457(g) under the Securities Act. Pursuant to Rule 416 under the Securities Act, there are also being registered hereunder such indeterminate number of additional shares of Common Stock as may become issuable as a result of any stock split, stock dividend, recapitalization or other similar transaction.